Exhibit 10.11

PROMISSORY NOTE

USD $150,000.00

Date: April 14th, 2026

FOR VALUE RECEIVED, Global Impx, Inc., a Delaware corporation having its address at 131 Continental Drive, Suite 305, Newark, Delaware 19713 (the “Borrower”), hereby promises to pay to AstraBridge Inc., a Wyoming corporation having its registered office at 30 N Gould St, Ste R, Sheridan, WY 82801 (the “Lender”), the principal sum of USD $150,000, (One hundred fifty thousand only) (the “Loan Amount”), together with interest as set forth below.

1.	Background

The Borrower and Lender acknowledge that:

•	The Lender had previously advanced an aggregate amount of USD $730,000 to the Borrower under prior loan arrangements; and
•	Pursuant to a conversion approved by the Lender and the Borrower, such amount has been fully converted into equity of the Borrower, and stands extinguished as debt.
•	The present advance is a separate, short-term funding support extended by the Lender to the Borrower for immediate working capital and operational requirements.

2.	Interest
•	The Loan shall carry interest at 14% per annum (simple interest).
•	Interest shall be computed on the basis of a 360-day year and actual days elapsed.

3.	Processing Fee
•	A one-time processing fee of 1% of the Loan Amount (i.e., USD $1,500) shall be payable upfront or may, at the Lender’s option, be deducted from the disbursement.

4.	Tenure and Maturity

•	The Loan shall have a maximum tenure of 90 days from the date of disbursement.
•	The entire outstanding principal along with accrued interest and fees shall be due and payable on the Maturity Date.

5.	Prepayment

•	The Borrower may prepay the Loan, in whole or in part, at any time without any prepayment penalty.
•	All accrued interest up to the date of prepayment shall be payable.

6.	Penal Interest (Default Interest)

•	Upon occurrence of an Event of Default, the outstanding amounts shall carry penal interest at 6% per annum over and above the applicable rate, i.e., 20% p.a., from the date of default until payment.

7.	Payments

•	No interim payments are required.
•	All amounts (principal, interest, fees) shall be payable in full at maturity unless prepaid earlier.

8.	Use of Proceeds

The Loan shall be used for working capital and general corporate purposes of the Borrower.

9.	Events of Default

Each of the following shall constitute an Event of Default:

•	Failure to repay principal or interest on the due date;
•	Breach of any material term of this Note;
•	Insolvency, bankruptcy, or similar proceedings;

Upon default, the Lender may declare all amounts immediately due and payable.

10.	Governing Law

This Note shall be governed by the laws of the State of Delaware.

11.	Miscellaneous

•	This Note represents a standalone facility and does not modify prior converted instruments.
•	No amendment shall be valid unless in writing and signed by both parties.

IN WITNESS WHEREOF

BORROWER

Global Impx, Inc.

By:
Name:	Mahesh choudhury
Title:	Person

LENDER

AstraBridge Inc.

By:
Name:	Suneetha R Yerraoddi
Title:	President